UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2600, Vancouver, British Columbia,	V6E 3C9
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2014, CIO Research Park, Limited Partnership (“CIO Research Park”), an indirect wholly-owned subsidiary of City Office REIT, Inc. (the “Company”), entered into a loan agreement with Pillar Multifamily, LLC providing for a $17,000,000 mortgage loan to CIO Research Park (the “Loan”), which is evidenced by a promissory note (the “Promissory Note”). The net proceeds from the Loan were used to acquire a 124,500 square foot office property in Orlando’s Central Florida Research Park submarket.

The Loan matures on December 6, 2024 and bears interest at a fixed per annum rate equal to 4.44%. Monthly payments are initially interest-only. Beginning on January 6, 2020, monthly payments include principal and interest with principal payments calculated using an amortization schedule of 30 years for the balance of the term of the Loan with the remaining principal balance and all accrued and unpaid interest due at maturity. The Company does not have the right to prepay the Loan in whole or in part prior to maturity but if required, the Company has the option to defease the Loan.

The Company is providing a limited guaranty (the “Guaranty”) of the Loan with respect to certain potential costs, expenses, losses, damages and other sums for which CIO Research Park is directly liable under the loan documents, including losses or damages which may result from certain intentional actions committed by CIO Research Park in violation of the loan documents. The Company is also providing a guaranty of the principal balance and any interest or other sums outstanding under the Loan in the event of certain bankruptcy or insolvency proceedings involving CIO Research Park under the Loan.

Copies of the Loan Agreement, Promissory Note and the Guaranty are included as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and are incorporated by reference herein into this item. The foregoing descriptions of the Loan Agreement, Promissory Note and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 18, 2014, the Company, through a wholly-owned subsidiary, closed on the acquisition of a 124,500 square foot office property in Orlando’s Central Florida Research Park submarket (the “Property”), pursuant to the Purchase and Sale Agreement with RT Ingenuity, LLC (the “Seller”) dated October 13, 2014. The Seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The contract purchase price for the Property was $26,500,000, exclusive of closing costs. The Company funded the purchase through a $17,000,000 non-recourse mortgage loan secured by the Property provided by Pillar Multifamily, LLC and the remaining balance through a combination of cash and the Company’s revolving credit facility.

The Property was 100% leased on a triple net basis to a single tenant through December 31, 2021 as of the date of the closing. The tenant has two renewal options of the lease, the first renewal option is for three years and the second renewal option is for five years.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Property Acquired.

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d)	Exhibits:

Exhibit Number	Description

10.1	Loan Agreement, dated November 18, 2014, between CIO Research Park, Limited Partnership and Pillar Multifamily, LLC

10.2	Promissory Note, dated November 18, 2014, by CIO Research Park, Limited Partnership

10.3	Guaranty Agreement, dated November 18, 2014, by City Office REIT, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: November 21, 2014	By:	/s/ James Farrar

	Name:	James Farrar

	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement, dated November 18, 2014, between CIO Research Park, Limited Partnership and Pillar Multifamily, LLC

10.2	Promissory Note, dated November 18, 2014, by CIO Research Park, Limited Partnership

10.3	Guaranty Agreement, dated November 18, 2014, by City Office REIT, Inc.